UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Rd., Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 is incorporated herein by reference in its entirety.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 14, 2011, the Company, through Asure Legiant, LLC, a wholly owned subsidiary of the Company (“Purchaser”), purchased substantially all of the assets and assumed certain liabilities of WG Ross Corp., d/b/a Legiant (“Seller”), relating to its cloud computing time and attendance software and management services pursuant to an Asset Purchase Agreement (“APA”) by and among the Company, Purchaser, Seller and, with respect to Section 6.6 only, ADI Software, LLC, a wholly owned subsidiary of the Company. The APA contains certain customary representations, warranties, indemnities and covenants of the Company, Purchaser and Seller.

The purchase price for the assets was $4,000,000, consisting of $1,511,231.98 in cash and three subordinated promissory notes of the Purchaser in the aggregate principal amount of $2,488,768.02, as adjusted pursuant to the terms of the APA. One of the promissory notes is for an aggregate principal amount of $250,000, bears interest at an annual rate of 0.20%, and will mature on February 1, 2012. The second promissory note is for an aggregate principal amount of $477,536.05, bears interest at an annual rate of 5.00%, and will mature on October 1, 2014. The third promissory note is for an aggregate principal amount of $1,761,231.97, bears interest at an annual rate of 0.20%, and will mature on October 1, 2014. The Purchaser may offset any indemnification payments owed by the Seller under the APA against up to $1 million under the third promissory note. All three promissory notes are guaranteed by the Company and are subordinated to the Company’s bank financing. The cash portion of the purchase price was funded with the Company’s cash on hand and proceeds from the Company’s bank financing.

Item 8.01.  Other Events.

On December 14, 2011, the Company issued a press release announcing the acquisition.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

(b)  Pro forma financial information.

Any financial statements and pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days from the date that this Current Report on Form 8-K must be filed with the Securities and Exchange Commission.

(d)  Exhibits

99.1           Press Release dated December 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: December 14, 2011                                                                By      /s/ David Scoglio
David Scoglio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                      Description

99.1                                   Press Release dated December 14, 2011.